LADENBURG THALMANN FINANCIAL SERVICES INC.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements are based on the historical financial statements of Ladenburg Thalmann Financial Services Inc. (“LTS”) and KMS Financial Services, Inc (“KMS”) after giving effect to the acquisition of KMS by LTS using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes.

The unaudited pro forma combined condensed statements of operations for the nine months ended September 30, 2014 and the twelve months ended December 31, 2013 are presented as if the acquisition had occurred on January 1, 2013. The unaudited pro forma combined condensed balance sheet is presented as if the acquisition had occurred on September 30, 2014. You should read this information in conjunction with the:

•	accompanying notes to the unaudited pro forma combined condensed financial statements;

•
separate unaudited historical financial statements of LTS as of, and for the nine month period ended September 30, 2014, included in the LTS’ quarterly report on Form 10-Q for the three months ended September 30, 2014;

•	separate historical financial statements of LTS as of, and for the fiscal year ended December 31, 2013, included in LTS’ annual report on Form 10-K for the fiscal year ended December 31, 2013; and

•
separate historical financial statements of KMS as of September 30, 2014, for the nine months ended September 30, 2014 and for the fiscal years ended December 31, 2013 and 2012 included in Items 99.1 and 99.2 of this report.

The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the acquisition had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon available information and certain assumptions that LTS believes are reasonable.

The unaudited pro forma combined condensed financial statements do not include the effects of any operating efficiencies or cost savings expected from the acquisition.

The unaudited pro forma combined condensed balance sheet as of September 30, 2014 has been derived from:

•	the unaudited historical condensed consolidated balance sheet of LTS as of September 30, 2014; and

•	the unaudited historical balance sheet of KMS as of September 30, 2014.

The unaudited pro forma combined condensed statement of operations for the nine months ended September 30, 2014 has been derived from:

•	the unaudited historical condensed consolidated statement of operations of LTS for the nine months ended September 30, 2014; and

•	the unaudited historical statement of operations of KMS for the nine months ended September 30, 2014.

The unaudited pro forma combined condensed statement of operations for the twelve months ended December 31, 2013 has been derived from:

•	the audited historical consolidated statement of operations of LTS for the twelve months ended December 31, 2013; and

•	the audited historical statement of operations of KMS for the twelve months ended December 31, 2013.

LADENBURG THALMANN FINANCIAL SERVICES INC.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET September 30, 2014 (In thousands, except share and per share amounts)
	Historical
			Pro Forma		Pro Forma
	LTS	KMS	Adjustments		Combined
ASSETS
Cash and cash equivalents	$94,952	$5,921	$(11,000)	e	$89,873
Securities owned, at fair value	5,858	43	—		5,901
Receivables from clearing brokers and other broker-dealers	70,218	1,619	—		71,837
Other receivables, net	28,671	3,517	—		32,188
Fixed assets, net	19,245	182	—		19,427
Restricted assets	470	150	—		620
Intangible assets, net	104,936	—	10,859	g	115,795
Goodwill	106,926	—	13,374	g	120,300
Notes receivable from financial advisors, net	26,898	58	—		26,956
Deferred income taxes	—	244	(244)	f(1)	—
Unamortized debt issue cost	755	—	—		755
Cash surrender value of life insurance	10,140	—	—		10,140
Other assets	24,263	214	—		24,477

Total assets	$493,332	$11,948	$12,989		$518,269

LIABILITIES AND SHAREHOLDERS’ EQUITY

Securities sold, but not yet purchased, at market value	$3,434	$—	$—		$3,434
Accrued compensation	21,813	1,659	—		23,472
Commissions and fees payable	39,392	3,815	—		43,207
Accounts payable and accrued liabilities	22,328	605	—		22,933
Deferred rent	1,585	—	—		1,585
Deferred income taxes	9,040	—	—	f(2), f(3)	9,040
Accrued interest	2,039	—	—		2,039
Deferred compensation liability	16,704	587	—		17,291
Notes payable, net of unamortized discount	62,131	600	7,508	h	70,239
Deferred income	—	11	—		11

Total liabilities	178,466	7,277	7,508		193,251

Shareholders’ equity:
Preferred stock, $.0001 par value; 25,000,000 shares authorized; 8% Series A cumulative redeemable preferred stock; 11,290,000 shares authorized;10,873,206 shares issued and outstanding	1	—	—		1
Common stock, $.0001 par value; 800,000,000 shares authorized; shares issued and outstanding, 183,346,168	18	128	(128)	i	18
Additional paid-in capital	452,263	—	6,052	i	458,315
Retained earnings (accumulated deficit)	(137,406)	4,543	(443)	f(3),i	(133,306)

Total shareholders’ equity	314,876	4,671	5,481		325,028

Noncontrolling interest	$(10)	$—	$—		$(10)

Total liabilities and shareholders’ equity	$493,332	$11,948	$12,989		$518,269

SEE NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

LADENBURG THALMANN FINANCIAL SERVICES INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2014
(In thousands, except share and per share amounts)

	Historical
	LTS	KMS	Pro Forma Adjustments		Pro Forma Combined
Revenues:

Commissions and fees	$316,520	$32,454	$—		$348,974
Advisory fees	245,265	32,381	—		277,646
Investment banking	38,306	—	—		38,306
Principal transactions	1,699	(28)	—		1,671
Interest and dividends	5,132	22	—		5,154
Service fees and other income	49,381	1,386	—		50,767

Total revenues	656,303	66,215	—		722,518

Expenses:

Compensation and benefits	81,391	4,001	—		85,392
Commissions and fees	477,133	59,014	—		536,147
Non-cash compensation	7,689	—	139	a	7,828
Brokerage, communication and clearance fees	13,003	285	—		13,288
Rent and occupancy, net of sublease revenue	4,955	144	—		5,099
Professional services	8,091	434	—		8,525
Interest	5,193	19	169	b	5,381
Depreciation and amortization	12,527	31	521	c	13,079
Acquisition-related expense	1,308	—	(121)	a	1,187
Loss on extinguishment of debt	314	—	—		314
Amortization of retention loans	5,108	—	—		5,108
Other	31,627	1,385	—		33,012

Total expenses	648,339	65,313	708		714,360

Income (loss) before item shown below	7,964	902	(708)		8,158

Change in fair value of contingent consideration	12	—	—		12
Income (loss) before income taxes	7,976	902	(708)		8,170

Income tax (benefit) expense	(11,994)	388	(372)	d	(11,978)

Net income (loss)	$19,970	$514	$(336)		$20,148

Net loss attributable to noncontrolling interest	(62)	—	—		(62)

LADENBURG THALMANN FINANCIAL SERVICES INC.

Net income (loss) attributable to the Company	20,032	514	(336)	20,210
Dividends declared on preferred stock	(11,783)	—	—	(11,783)

Net income (loss) available to common shareholders	$8,249	$514	$(336)	$8,427

Net income per share available to common shareholders:
Basic	$0.05			$0.05
Diluted	$0.04			$0.04

Weighted average common shares outstanding:
Basic	182,082,141			183,523,063
Diluted	205,243,355			206,684,277

SEE NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

LADENBURG THALMANN FINANCIAL SERVICES INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

For the twelve months ended December 31, 2013
(In thousands, except share and per share amounts)

	Historical
	LTS	KMS	Pro Forma Adjustments		Pro Forma Combined
Revenues:

Commissions	$394,414	$40,593	$—		$435,007
Advisory fees	274,018	35,722	—		309,740
Investment banking	41,991	—	—		41,991
Principal transactions	2,667	(7)	—		2,660
Interest and dividends	6,813	28	—		6,841
Service fees and other income	73,213	2,525	—		75,738

Total revenues	793,116	78,861	—		871,977

Expenses:

Compensation and benefits	95,346	4,761	—		100,107
Commissions and fees	573,621	69,784	—		643,405
Non-cash compensation	6,766	—	186	a	6,952
Brokerage, communication and clearance fees	11,614	529	—		12,143
Rent and occupancy, net of sublease revenue	6,289	229	—		6,518
Professional services	9,162	534	—		9,696
Interest	15,438	30	257	b	15,725
Depreciation and amortization	15,315	123	694	c	16,132
Acquisition-related expense	—	—	—		—
Loss on extinguishment of debt	4,547	—	—		4,547
Amortization of retention loans	7,160	—	—		7,160
Other	45,333	1,898	—		47,231

Total expenses	790,591	77,888	1,137		869,616

Income (loss) before item shown below	2,525	973	(1,137)		2,361

Change in fair value of contingent consideration	(121)	—	—		(121)

Income (loss) before income taxes	2,404	973	(1,137)		2,240

Income tax expense (benefit)	2,926	346	(331)	d	2,941

Net income (loss)	$(522)	$627	$(806)		$(701)

Net loss attributable to noncontrolling interest	(68)	—	—		(68)

LADENBURG THALMANN FINANCIAL SERVICES INC.

Net income (loss) attributable to the Company	(454)	627	(806)	(633)
Dividends declared on preferred stock	(6,911)	—	—	(6,911)

Net income (loss) available to common shareholders	$(7,365)	$627	$(806)	$(7,544)

Net loss per share available to common shareholders (basic and diluted)	$(0.04)			$(0.04)

Weighted average common shares outstanding:
Basic and diluted	182,295,476			183,736,398

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
(in thousands, except share amounts)

1. Basis of Presentation

On October 15, 2014, Ladenburg Thalmann Financial Services Inc. (the “Company”) completed its acquisition of the outstanding capital stock of KMS Financial Services, Inc. ("KMS"). KMS is a Seattle-based independent broker-dealer and registered investment advisor.

Under a stock purchase agreement, dated as of August 8, 2014, by and among the Company, KMS and the shareholders of KMS (the "Shareholders"), the Company paid the Shareholders approximately $24,000 at closing, consisting of $11,000 cash, $8,000 principal amount of four-year promissory notes, bearing interest at 1.84% per annum and payable in equal quarterly installments of principal and interest (the "Notes"), and 1,440,922 shares of the Company's common stock, which are subject to certain transfer restrictions and valued at $6,052 based on the closing price of the Company's common stock of $4.20 per share on the date of acquisition. The Notes contain customary events of default, which if uncured, entitle the Note holders to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Notes. The Notes were recorded at a fair value of $7,508 based on an interest rate of 5%.

In connection with the acquisition, the Company granted stock options to certain of KMS' key employees. The stock options for 300,000 common shares have an exercise price of $4.20 and vest ratably over a period of four years, subject to certain exceptions.

Certain reclassifications have been made to the KMS historical unaudited statement of financial condition as of September 30, 2014 to conform to the preliminary presentation of such information for the combined entity. We also made reclassifications to the statement of operations for the nine months ended September 30, 2014 and the twelve months ended December 31, 2013.

Purchase Price and Related Preliminary Allocation

The purchase price is as follows:

Cash paid	$11,000
Promissory note, net of discount	7,508
LTS common stock	6,052
$24,560

The allocation of the purchase price to KMS’s tangible and intangible assets acquired and liabilities assumed was based on their estimated fair values. The valuation of these tangible and identifiable intangible assets and liabilities is preliminary and is subject to further management review and may change materially. The excess of the purchase price over the tangible and identifiable intangible assets acquired and liabilities assumed has been allocated to goodwill.

The following table summarizes the aggregate preliminary estimates of the fair values of identifiable assets acquired and liabilities assumed in the acquisition and the resulting goodwill as of September 30, 2014. A deferred tax liability has been recorded for the excess of statement basis over tax basis of the acquired assets and assumed liabilities with a corresponding increase to goodwill:

Net working capital and tangible assets	$4,427
Identifiable intangible assets (a)	10,859
Goodwill	13,374
Deferred taxes payable, net	(4,100)
Total estimated purchase price	$24,560

(a)	Identifiable intangible assets as of the acquisition date consist of:

		Estimated Useful Life (years)
Relationships with independent contractor financial advisors	9,192	20.0
Trade names	1,112	9.0
Non-solicitation agreement	555	5.0
Total identifiable intangible assets	$10,859

As KMS will be included in the Company’s consolidated federal income tax return and therefore deferred tax liabilities assumed in the acquisition are able to offset the reversal of the Company’s pre-existing deferred tax assets, the Company’s deferred tax valuation allowance has been eliminated to the extent of the deferred tax liability recorded in the acquisition and recorded as a deferred tax benefit at the date of acquisition and accordingly has been credited to accumulated deficit in the accompanying pro forma combined condensed balance sheet. As such deferred tax benefit results directly from the acquisition and is non-recurring, it is not reflected in the accompanying pro forma combined condensed statement of operations for the year ended December 31, 2013.

2. Pro forma adjustments

The following pro forma adjustments are included in the unaudited pro forma combined condensed statements of operations and the unaudited pro forma combined condensed balance sheet:

(a)	Adjustments to expenses:

	Nine months ended September 30, 2014	Twelve months ended December 31, 2013
To eliminate acquisition related expense included in nine months ended September 30, 2014	$(121)	$—
To record share-based compensation expense under ASC 718 for the stock options issued in conjunction with the acquisition	139	186
	$18	$186

(b)	To record interest expense on notes and amortization of debt discount entered into in connection with acquisition:

	Nine months ended September 30, 2014	Twelve months ended December 31, 2013
To record interest expense on notes and amortization of debt discount	$169	$257

(c)	Adjustments to amortization of purchased intangible assets:

	Nine months ended September 30, 2014	Twelve months ended December 31, 2013
To record amortization of identified intangible assets over their estimated useful life	$521	$694

(d)	Adjustments to income tax expense:

	Nine months ended September 30, 2014	Twelve months ended December 31, 2013
Eliminate historical federal income tax expense of KMS as a result of utilization of consolidated federal NOL's	$(372)	$(331)

(e)	Adjustments to cash:

As of September 30, 2014
To record $11,000 cash paid in acquisition	$(11,000)

(f)	Adjustment to deferred taxes:

As of September 30, 2014
(1) To eliminate deferred tax asset of KMS	$244
(2) To record deferred tax liability resulting from acquisition	$4,100
(3) To eliminate valuation allowance of the Company resulting from recording a deferred tax liability resulting from the acquisition	$4,100

(g)	Adjustments to reflect allocation of purchase price:

As of September 30, 2014
Goodwill	$13,374
Intangible Assets	10,859
Total	$24,233

(h)	To record notes payable entered into in connection with acquisition:

As of September 30, 2014
To record four-year notes issued to selling shareholders, net of $492 discount	$7,508

(i)	Adjustments to shareholder's equity:

As of September 30, 2014
To eliminate KMS stockholder’s equity	$(4,671)
To record common stock issued to selling shareholders	6,052
To record reversal of valuation allowance credited to accumulated deficit (see f(2))	4,100
$5,481